EXHIBIT 32.1

                                  Exhibit 32.1

                                   Form 10-QSB
                             Arete Industries, Inc.
                        Quarter ended September 30, 2005


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Arete Industries, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles Gamber, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Dated:  November 21, 2005           By:  /s/ Charles Gamber
                                         ---------------------------------------
                                         Charles Gamber, Chief Executive Officer
                                         and Director